Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
The following unaudited pro forma condensed combined statement of operations is based on the historical statements of operations of Helmerich & Payne, Inc. (“H&P” or the “Company”) and KCA Deutag International Ltd. (“KCA Deutag”) and presents the Company’s pro forma results of operations resulting from the Company’s acquisition of KCA Deutag (the “Acquisition”) and the related financing.
On January 16, 2025 (the “Closing Date” or "Acquisition Date"), H&P completed the Acquisition pursuant to that certain Sale and Purchase Agreement, dated as of July 24, 2024, by and among H&P, KCA Deutag and the other parties thereto (as amended, the “Purchase Agreement”). H&P paid aggregate cash consideration of approximately $2.0 billion, which consisted of the share purchase price of $0.9 billion and $1.1 billion which was used to contemporaneously repay or redeem certain of KCA Deutag existing debt, including, as applicable, the payment of all accrued and unpaid interest, premiums, and fees. Of the $0.9 billion, approximately $80.0 million was deposited into a customary escrow account on the Closing Date pending the resolution of certain potential tax obligations of KCA Deutag. On the Closing Date, the Company drew an aggregate principal amount of $400.0 million under an unsecured term loan credit agreement (“Term Loan Credit Agreement”) for purposes of financing the Acquisition. The cash consideration was funded through a combination of net proceeds from the Company’s September 2024 senior notes offering, net proceeds from the funding of the Company’s Term Loan Credit Agreement and cash on hand.
The Unaudited Pro Forma Condensed Combined Statement of Operations for the six months ended March 31, 2025 (the “Pro Forma Statement of Operations”) gives effect to the Acquisition as if it had occurred on October 1, 2024, combining the unaudited results of H&P for the six months ended March 31, 2025 and the unaudited results of KCA Deutag for the three months ended December 31, 2024 and the 15 days of operations (prior to the Closing Date) from January 1 through January 15, 2025. The unaudited pro forma condensed combined Balance Sheet has been omitted, as the Acquisition has been reflected in the Company’s condensed consolidated balance sheet as of March 31, 2025.

The Pro Forma Statement of Operations is provided for illustrative purposes only and does not represent the actual financial position and results of operations of H&P that would have been achieved had the Acquisition and related financing transactions occurred on the Closing Date assumed above, and does not reflect adjustments for any anticipated integration costs, synergies, operating efficiencies, tax savings or cost savings. The actual results of operations may differ from the amounts set forth in the Pro Forma Statement of Operations and in the accompanying notes herein and it is possible such differences may be material. There can be no assurance that additional information and analyses will not result in material changes. Adjustments are based on preliminary information available to H&P’s management during the preparation of the Pro Forma Statement of Operations and assumptions that H&P’s management believes are reasonable and supportable. The pro forma adjustments, which are described in the accompanying notes, may be revised by H&P as additional information becomes available and is evaluated.

The Pro Forma Statement of Operations should be read in conjunction with the following:
•the unaudited condensed consolidated financial statements and notes as of and for the three and six months ended March 31, 2025, included in H&P’s Quarterly Report on Form 10-Q, filed with the SEC on May 9, 2025 (“H&P’s Q2 2025 Form 10-Q”); and
•the audited consolidated financial statements and notes of KCA Deutag as of and for the fiscal years ended December 31, 2024 included as exhibit 99.1 on Form 8-K/A filed by H&P on April 4, 2025.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED MARCH 31, 2025
(in thousands, except per share amounts)	H&P	KCA Deutag	U.S. GAAP and Policy Adjustments	(Note 3)	Transaction Accounting and Other Adjustments	(Note 4)	Pro Forma Combined
	Historical	Historical (Reclassified) (Note 2)
	Six Months Ended March 31, 2025	Three Months Ended December 31, 2024
OPERATING REVENUES
Drilling services	$1,687,007	$424,100	$(1,240)	(c)	$63,232	(d)	$2,173,099
Other	6,334	—	—		—		6,334
	1,693,341	424,100	(1,240)		63,232		2,179,433
OPERATING COSTS AND EXPENSES
Drilling services operating expenses, excluding depreciation and amortization	1,112,573	322,300	19,873	(a)(b)(d)	48,095	(d)	1,502,841
Other operating expenses	4,641	—	—		1,661	(d)	6,302
Depreciation and amortization	256,737	54,400	(15,655)	(b)	37,279	(a)(d)	332,761
Research and development	18,781	—	225	(e)	—		19,006
Selling, general and administrative	143,901	4,000	—		—		147,901
Asset impairment charges	1,844	—	—		—		1,844
Acquisition transaction costs	40,402	68,500	—		411	(d)	109,313
Gain on reimbursement of drilling equipment	(19,376)	—	—		—		(19,376)
Other loss on sale of assets	789	—	—		—		789
	1,560,292	449,200	4,443		87,446		2,101,381
OPERATING INCOME (LOSS)	133,049	(25,100)	(5,683)		(24,214)		78,052
Other income (expense)
Interest and dividend income	28,998	1,900	—		—		30,898
Interest expense	(50,636)	(41,300)	2,900	(b)	20,045	(b)	(68,991)
Gain (loss) on investment securities	14,421	—	(300)	(f)	—		14,121
Foreign currency exchange gain (loss)	(6,921)	13,000	—		—		6,079
Other	1,956	—	—		—		1,956
	(12,182)	(26,400)	2,600		20,045		(15,937)
Income (loss) before income taxes	120,867	(51,500)	(3,083)		(4,169)		62,115
Income tax expense (benefit)	63,109	16,600	(647)	(g)	(1,042)	(c)(d)	78,020
NET INCOME (LOSS)	$57,758	$(68,100)	$(2,436)		$(3,127)		$(15,905)

Net income (loss) attributable to non-controlling interest	1,332	4,200	—		844	(d)	6,376
Net income (loss) attributable to owners	56,426	(72,300)	(2,436)		(3,971)		(22,281)
	$57,758	$(68,100)	$(2,436)		$(3,127)		$(15,905)
Earnings (loss) attributable to owners per share:
Basic	$0.56						$(0.23)
Diluted	$0.56						$(0.23)

Weighted average shares outstanding:
Basic	99,111						99,111
Diluted	99,128						99,111
The accompanying notes are an integral part of the Unaudited Pro Forma Condensed Combined Statement of Operations.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

NOTE 1 BASIS OF PRESENTATION
The Pro Forma Statement of Operations was prepared in accordance with Article 11 of Regulation S-X, as amended, and reflects the acquisition of the entire equity interest of KCA Deutag. The Acquisition was accounted for using the acquisition method of accounting, as prescribed in Accounting Standards Codification 805, Business Combinations, (“ASC 805”), under U.S. GAAP.
The H&P historical financial information included in the Pro Forma Statement of Operations has been derived from the financial statements included within H&P’s Q2 2025 Form 10-Q. The KCA Deutag historical financial information included in the Pro Forma Statement of Operations has been derived from KCA Deutag’s unaudited statement of operations for the three months ended December 31, 2024.
The Pro Forma Statements of Operations give effect to the Acquisition as if it had occurred on October 1, 2024, combining the unaudited results of H&P for the six months ended March 31, 2025 and KCA Deutag for the three months ended December 31, 2024 and the 15 days of operations (prior to the Closing Date) from January 1 through January 15, 2025.
The unaudited condensed consolidated financial statements of H&P were prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”) and are shown in U.S. dollars. The unaudited condensed consolidated financial statements of KCA Deutag were prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) and are shown in U.S. dollars. Refer to Note 2 for certain reclassification adjustments that have been made to conform KCA Deutag’s historical financial statement presentation to H&P’s financial statement presentation. Refer to Note 3 for the adjustments identified by H&P to preliminarily convert KCA Deutag’s historical financial statements prepared in accordance with IFRS to U.S. GAAP and align KCA Deutag’s accounting policies to H&P’s accounting policies.
The Pro Forma Statements of Operations disclose the basic and diluted earnings per share from continuing operations on both a historical and pro forma basis. The Acquisition has no impact on the weighted average shares outstanding used in the computation of earnings per share. On a pro forma basis, during the six months ended March 31, 2025, we reported a net loss of $15.9 million. Accordingly, the diluted earnings per share calculation was equivalent to our basic earnings per share calculation since diluted earnings per share excluded any assumed exercise of equity awards. These were excluded because they were deemed to be anti-dilutive, meaning their inclusion would have reduced the reported net loss per share in the applicable period.

NOTE 2 RECLASSIFICATION OF KCA DEUTAG’S HISTORICAL FINANCIAL STATEMENT PRESENTATION

Certain reclassification adjustments have been made to conform KCA Deutag’s historical financial statement presentation to H&P’s financial statement presentation. Refer to the table below for a reconciliation of the historical financial information of KCA Deutag’s reconciliation to H&P’s presentation.

KCA DEUTAG STATEMENT OF OPERATIONS RECLASSIFICATION ADJUSTMENTS TO CONFORM TO H&P’S PRESENTATION
FOR THE THREE MONTHS ENDED DECEMBER 31, 2024
(in millions)	Historical	Reclassification Adjustments		Historical (Reclassified)	Mapping to H&P’s Financial Statements
	KCA Deutag		(Note 2)	KCA Deutag
Revenue	$424.1	$—		$424.1	Drilling services revenue
Cost of sales	(370.0)	52.4	(a)(e)	(317.6)	Drilling services operating expenses, excluding depreciation and amortization
Gross profit	54.1	52.4		106.5

Administrative expenses	(8.7)	—	(a)(d)(e)	(8.7)	Selling, general and administrative
Depreciation and amortization	—	(54.4)	(a)	(54.4)	Depreciation and amortization
Acquisition transaction costs	—	(68.5)	(b)	(68.5)	Acquisition transaction costs
Net impairment gain on financial and contract assets	(0.1)	0.1	(d)	—
Amortization of intangible assets	(1.9)	1.9	(a)	—
Operating profit before exceptional items	43.4	(68.5)		(25.1)
Exceptional items - Net operating costs	(68.5)	68.5	(b)	—
Operating profit	(25.1)	—		(25.1)	Operating income (loss)
Net finance costs	(26.4)	(14.9)	(c)	(41.3)	Interest expense
Finance income	—	1.9	(c)	1.9	Interest and dividend income
	—	13.0	(c)	13.0	Foreign currency exchange gain
Profit before taxation	(51.5)	—		(51.5)	Income (loss) before income taxes
Taxation	(16.6)	—		(16.6)	Income tax expense (benefit)
Loss from continuing operations	(68.1)	—		(68.1)	Net income (loss)
Income (loss) attributable to:
Non-controlling interest	4.2	—		4.2	Net income (loss) attributable to non-controlling interest
Owners	(72.3)	—		(72.3)	Net income (loss) attributable to owners
	$(68.1)	$—		$(68.1)

(a)Reclassification of depreciation expense included in Selling, general & administrative expense and Cost of sales, in addition to the Amortization of intangible assets, into Depreciation and amortization as follows:

(in millions)
Reclassify depreciation expenses from Cost of sales	$(47.7)
Reclassify depreciation expenses from Selling, general & administrative expense	(4.8)
Reclassify Amortization of intangible assets	(1.9)
Total reclassification adjustment to Depreciation and amortization	$(54.4)
(b)KCA Deutag presents exceptional, infrequent, and nonrecurring transactions in one line item within operating income labeled as “Exceptional items - Net operating costs” while H&P presents infrequent and nonrecurring items as separate lines on the statement of operations within operating income (loss). This pro forma adjustment is to reclassify exceptional items into Acquisition transaction costs on the H&P statement of operations as follows:

(in millions)
Acquisition transaction costs incurred in connection with the acquisition of KCA Deutag by H&P	$(66.4)
Acquisition transaction costs incurred in connection with the acquisition of Saipem	(2.1)
Reclassify transaction costs within exceptional items to Acquisition transaction costs	$(68.5)
(c)Reclassification of interest income and foreign exchange gain netted with interest expense.
(d)Reclassification of recovered provision for bad debt expense presented on a separate line item, while H&P presents bad debt expenses within Selling, general and administrative expense.

(e)Reclassification of certain overhead charges of $4.7 million included in costs of sales to Selling, general and administrative expense to conform to H&P’s presentation.

NOTE 3 PRELIMINARY IFRS TO U.S. GAAP CONVERSION ADJUSTMENTS AND POLICY ADJUSTMENTS
IFRS differs in certain material respects from U.S. GAAP. The following adjustments have been made to reflect KCA Deutag’s historical unaudited consolidated statements of operations on a U.S. GAAP basis for the purposes of the unaudited pro forma statement of operations. The Pro Forma Statement of Operations reflects the adjustments necessary to convert KCA Deutag’s historical financial statements to U.S. GAAP and to conform to H&P’s accounting policies based on an initial policy conversion assessment performed by management. Additional differences were identified; however no adjustments were made as the impact of these differences were deemed immaterial.
(a)KCA Deutag's accounting policy is to accrue and recognize demobilization costs of rigs in profit and loss over the primary term of the drilling contract on a straight line basis while H&P's accounting policy is to expense the demobilization costs as incurred. Balances were estimated through the change between the beginning and ending balances of accrued demobilization costs and then eliminated from drilling services operating expenses. The following table illustrates the balances of accrued demobilization cost and the related change:

(in thousands)
Accrued demobilization costs as of December 31, 2024	$4,566
Accrued demobilization costs as of September 30, 2024	4,744
Pro forma adjustment to drilling services operating expenses for the three months ended December 31, 2024	$178
(b)Under IFRS, KCA Deutag recognizes right-of-use assets and lease liabilities for its leases. However, as required by IFRS, KCA Deutag does not distinguish between operating leases and finance leases and accounts for all leases recorded on the balance sheet similarly to finance leases under U.S. GAAP. KCA Deutag records depreciation on all right-of-use assets and interest expense on all lease liabilities, while a straight-line operating expense is presented for operating leases under U.S. GAAP. The impact on the statement of operations for the three months ended December 31, 2024 is as follows:

(in thousands)	Drilling services operating expenses, excluding depreciation and amortization
Reclassification of the amortization of the right-of-use asset from depreciation and amortization to:	$(15,655)
Reclassification of interest on lease liabilities from interest expense to:	(2,900)
$(18,555)
(c)KCA Deutag’s accounting policy is to recognize revenue related to capital upgrades on drilling rigs requested by the customer, when invoiced, whereas H&P policy is to defer these revenues and recognize in profit and loss over the primary term of the drilling contract on a straight line basis. This adjustment is to reduce KCA Deutag revenues by $1.2 million for revenue that would have been deferred under H&P’s accounting policy during the three months ended December 31, 2024.
(d)Under IFRS, KCA Deutag’s actuarial gains or losses resulting from the remeasurement of its pension plans are recognized in Other comprehensive income and are not subsequently recognized in Net income, whereas U.S. GAAP requires actuarial gains or losses to be recognized in net income in future periods after they are initially recognized in Other comprehensive income. This adjustment of $1.1 million is intended to adjust KCA Deutag’s benefit costs with the amortization of actuarial gains and loss recorded in Other comprehensive income that would have been recognized in net income during the three months ended December 31, 2024.
(e)Under IFRS, KCA Deutag’s costs related to certain research activities are expensed as incurred and costs relating to development activities are capitalized after meeting certain conditions, whereas U.S. GAAP requires costs relating to research and development activities to be expensed as incurred. This adjustment of $0.2 million is to expense development costs capitalized by KCA Deutag during the three months ended December 31, 2024.
(f)Under both U.S. GAAP and IFRS, investments in equity securities are carried and measured at fair value; however, KCA Deutag has elected the IFRS option to recognize changes in fair value of equity investments in other comprehensive income (OCI). This adjustment of $(0.3) million is to record the loss on investments in equity securities carried at fair value on the statement of operations rather than OCI during the three months ended December 31, 2024.

(g)Adjustment represents the preliminary assessment of the tax impact of all the U.S. GAAP and policy alignment adjustments as applicable. The tax rates applicable for U.S. GAAP and policy adjustments affecting H&P and KCA Deutag are the statutory tax rates. Actual results might significantly differ than this preliminary assessment. The table below provides details about the tax impact of these adjustments, as applicable, during the three months ended December 31, 2024:

(in thousands) except tax rates	Applicable Tax Rate	Adjustment Amount Income (Loss)	Tax Benefit
Adjustment to increase the KCA Deutag demobilization expenses (Note 3a)	25%	$(178)	$(45)
Deferral of capital upgrades recognized in Oman (Note 3c)	15	(1,240)	(186)
Additional benefit costs related to the pension plans (Note 3d)	25	(1,140)	(285)
Expensing of development costs capitalized (Note 3e)	25	(225)	(56)
Expensing loss on investments in securities carried at fair value (Note 3f)	25	(300)	(75)
		$(3,083)	$(647)

NOTE 4 TRANSACTION ACCOUNTING AND OTHER ADJUSTMENTS
The following adjustments have been made to the Pro Forma Statement of Operations to reflect certain preliminary purchase price accounting and other pro forma adjustments. Further review may identify additional adjustments that could have a material impact.
(a)Adjustment reflects the recording of the incremental depreciation and amortization expenses based on the estimated fair value of KCA Deutag’s property and equipment and intangible assets as a result of the Acquisition. For pro forma purposes, it is assumed that the Acquisition occurred on October 1, 2024. The pro forma adjustments to depreciation and amortization expense for the three months ended December 31, 2024 were estimated to be $26.1 million.
(b)Adjustment reflects the elimination of interest expense related to the KCA Deutag historical borrowings and the addition of H&P debt to fund the purchase price of KCA Deutag’s shares in addition to the payoff of KCA Deutag’s borrowings. The net pro forma adjustment to interest expense is as follows:

(in thousands)
H&P additional interest expense assuming additional borrowings to finance the transaction	$(16,009)
Elimination of KCA Deutag’s interest expense related to long-term borrowings assuming those borrowings were paid as of October 1, 2024	36,054
Net pro forma adjustment to interest expense	$20,045
(c)Adjustment represents the preliminary assessment of the tax impact of all transaction accounting adjustments, as applicable. The tax rates applicable to these adjustments represent the statutory tax rates. Actual results might significantly differ from this preliminary assessment.

		Three months ended December 31, 2024
(in thousands) except tax rates	Applicable tax rate	Adjustment amount	Tax expense (benefit)
Increase in interest expense for additional debt at H&P (Note 4b)	25%	$(16,009)	$(4,002)
Elimination of interest expense related to KCA Deutag borrowings (Note 4b)	25	36,054	9,014
KCA Deutag’s incremental depreciation and amortization expense (Note 4a)	25	(26,091)	(6,523)
		$(6,046)	$(1,511)
(d)KCA Deutag’s results were included in H&P's consolidated results for the six months ending March 31, 2025, starting from the Closing Date. The 15 days of KCA Deutag’s operations from January 1 to January 15, 2025, not included in H&P's consolidated results, are presented below with the related tax impact. Additionally, assuming the Acquisition took place on October 1, 2024, the incremental depreciation and amortization expense for these 15 days, based on the Acquisition Date fair value of acquired assets, is also included with the related tax impact.

(in thousands) except tax rates	Applicable Tax Rate	Adjustment Amount	Tax expense (benefit)
Drilling services revenue	25%	$63,232	$15,808
Drilling services operating expenses	25	48,095	(12,024)
Other operating expenses	25	1,661	(415)
Acquisition transaction costs	25	411	(103)
Incremental depreciation and amortization costs	25	11,188	(2,797)
Non-controlling interest		844
			$469